Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

3D Systems Corporation

Rock Hill, South Carolina

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 28, 2017, relating to the consolidated financial statements, the effectiveness of 3D System Corporation’s internal control over financial reporting, and schedule of 3D Systems Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Charlotte, North Carolina

July 10, 2017